Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Lakeland Industries, Inc. 2015 Stock Plan of our report dated April 28, 2014 with respect to the consolidated financial statements of Lakeland Industries, Inc. included in the Annual Report on Form 10-K of Lakeland Industries, Inc. for the fiscal year ended January 31, 2015.

/s/ Warren Averett, LLC

Birmingham, AL

July 24, 2015